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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
Elan Pharma, Inc.


We consent to the inclusion of our report dated March 19, 1997, with respect to the statements of assets acquired of Nutrapharma, an operating division of Elan Pharma, Inc., as of March 31, 1996 and 1995 and related statements of revenues and direct operating expenses for the years ended March 31, 1996 and 1995, which report appears in the Form 8-K/A of Nutrition Medical, Inc. dated March 30, 1997.



                                                           KPMG Peat Marwick LLP



Boston Massachusetts
March 30, 1997